As filed with the Securities and Exchange Commission on October 5, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ESSEX CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Virginia	54-0846569
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6708 Alexander Bell Drive

Columbia, Maryland 21046

(301) 939-7000

(Address of Principal Executive Offices)

ESSEX CORPORATON

2004 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Leonard E. Moodispaw

President and Chief Executive Officer

Essex Corporation

6708 Alexander Bell Drive

Columbia, Maryland 21046

(Name and Address of Agent for Service)

(301) 939-7000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Lawrence T. Yanowitch, Esq.

Morrison & Foerster LLP

1650 Tysons Boulevard, Suite 300

McLean, VA 22102

(703) 760-7700

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value per share	300,000	$21.48	$6,442,500.00	$758.28

(1)	Represents the number of additional shares that may be issued under the Essex Corporation 2004 Stock Incentive Plan, as amended (the “Plan”). This Registration Statement also registers such additional and indeterminable number of shares as may become issuable pursuant to the Plan or non-Plan agreements as the result of a stock split, stock dividend or similar transaction affecting the common stock, pursuant Rule 416(a) under the Securities Act of 1933, as amended. 1,000,000 shares available for issuance under the Plan were registered on a Registration Statement on Form S-8 on September 27, 2004 (Registration No. 333-119292).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed aggregate maximum offering price have been determined on the basis of the high and low prices quoted on Nasdaq National Market on October 3, 2005 of $21.79 and $21.16 per share, respectively.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to the Essex Corporation 2004 Stock Incentive Plan, as amended (the “Plan”). 1,000,000 shares of the Registrant’s Common Stock issuable pursuant to the Plan have been previously registered on a Registration Statement on Form S-8 (Registration No. 333-119292), filed September 27, 2004. In accordance with General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of such Registration Statement are incorporated herein by reference. On February 22, 2005, the Registrant’s Board of Directors approved an increase of 300,000 shares of Common Stock issuable under the Plan and on May 10, 2005, the Company’s stockholders approved such increase, bringing the total number of shares authorized for sale thereunder to 1,300,000. This Registration Statement relates to such additional 300,000 shares.

Item 8. Exhibits.

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

23.2	Consent of Stegman & Company.

23.3	Consent of Goodman & Company, L.L.P.

24.1	Power of Attorney (See Signatures page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on October 5, 2005.

ESSEX CORPORATION

By:	/s/ Leonard E. Moodispaw
Leonard E. Moodispaw
President and Chief Executive Officer

POWER OF ATTORNEY

Each officer and director whose signature appears below constitutes and appoints Leonard E. Moodispaw and Lisa G. Jacobson, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign for the undersigned any and all amendments or post-effective amendments to this Registration Statement on Form S-8 relating to the issuance of Common Stock of the Registrant and any subsequent registration statement for the same offering, which may be filed under Rule 462(b) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any other or more of them, as herein authorized.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons as of October 5, 2005 in the capacities indicated:

Signatures	Title
/S/ H. JEFFREY LEONARD H. JEFFREY LEONARD	Chairman of the Board, Director

/S/ LEONARD E. MOODISPAW LEONARD E. MOODISPAW	President, Chief Executive Officer, and Director (principal executive officer)

/S/ LISA G. JACOBSON LISA G. JACOBSON	Executive Vice President, Chief Financial Officer (principal financial officer and principal accounting officer)

/S/ JOHN G. HANNON JOHN G. HANNON	Director

/S/ ROBERT W. HICKS ROBERT W. HICKS	Director

/S/ RAY M. KEELER RAY M. KEELER	Director

/S/ ANTHONY M. JOHNSON ANTHONY M. JOHNSON	Director

/S/ MARIE S. MINTON MARIE S. MINTON	Director

ARTHUR L. MONEY	Director

/S/ TERRY M. TURPIN TERRY M. TURPIN	Director

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

23.2	Consent of Stegman & Company.

23.3	Consent of Goodman & Company.

24.1	Power of Attorney (See Signatures page).